Exhibit 10.14

House lease contract

Lessor (hereinafter referred to as Party A) : Alphacait (Hangzhou) Artificial Intelligence Biotechnology Co., LTD

Legal representative/Authorized agent: Li Bin

Contact address: Building 10, Zaidongkuangjing, Xixi Art Collection Village，Hangzhou

Contact number: 13750766911

Lessee (hereinafter referred to as Party B) : Jiale Technology Co., LTD

Legal representative/Authorized agent: Jia Wen

Contact address: 66 Gaoqi North Road, Huli District, Xiamen City

Contact number: 13911402109

Signing place: Taohuayuan, Yuhang District, Hangzhou City, Zhejiang Province, China

Date of signing：April 15, 2023

In accordance with relevant national laws and regulations, Party A and Party B enter into this lease agreement through friendly consultation on the basis of voluntariness, equality and mutual benefit.

Article 1 Location and area of the office building

1 、The leased office building is located in Building 10, Zaidongkuangjing, Art Collection Village, Xixi National Wetland Park, Hangzhou, Zhejiang Province(hereinafter referred to as the office building).

2 、The building area of the office building leased by Party A to Party B is 795 square meters (including the public area). In case of any discrepancy between the measured area and the area agreed in this contract, the area agreed in this contract shall prevail.

Article 2 Term of Lease

The lease term is one year, from April 16, 2023 to April 15, 2024.

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Article 3 Rental Fee and payment method

1 、Rental fee: The total amount is RMB 900,000 (in words: RMB nine hundred thousand yuan only), including rent 800,000 yuan (in words: RMB eight hundred thousand yuan only), management and property fee 100,000 yuan (in words: RMB one hundred thousand yuan only).

2 、Rent payment method and term: Payment is made on a semi-annual basis, and the total rent, management and property fee shall be paid every six months, totaling RMB 450,000 Yuan (in words: RMB 450,000 yuan only). Party Ashall issue an invoice to Party B within 10 days upon signing this Contract, and Party B shall transfer the rental fee for the first half of the year to the account designated by Party A within [5] working days upon receipt of the invoice from Party A. Party B shall pay Party A the rental fee for the second half of the year within [5] working days prior to the start of the second half of the year.

3. Payment shall be made in currency. The following account shall be designated by Party A:

Company: Alphacait (Hangzhou) Artificial Intelligence Biotechnology Co., LTD

Bank: China Construction Bank Hangzhou West Kechuang Branch

Account number: 33050110425500000243

Article 4 Purpose and Requirements of lease

1 、Purpose of Lease: office, production and operation of Party B.

2 、During the lease term, Party B shall not change the use of the office building in violation of the law.

3 、It is confirmed by both parties that the office building has met the conditions for delivery and use before signing this lease Contract, and Party B can take over the office building after the contract becomes effective.

4 、Due to the requirement of the Park that “the original structure of the office building shall not be changed without authorization”, if Party B carries out renovation, it shall submit the renovation plan to Party A for approval in advance, provided that Party A shall not refuse to approve the approval without justifiable reasons.

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5 、Without the consent of Party A, Party B shall not sublease part or all of the office building to any other party.

6 、If Party A sublets the premises hereunder to any other party without authorization, Party B has the right to request unilateral termination of this contract and request Party A to return the lease fee and property management fee paid by Party B before the lease term expires and not to pay any remaining lease fee and property management fee. At the same time, Party Ashall also compensate Party B for one quarter’s lease fee and property management fee amounting to RMB 225,000 (In words: RMB Two hundred and twenty-five thousand Yuan only).

7 、Party A confirms that the premises under this contract are also leased by it from other entities and then subleased to Party B. Party A hereby ensures that the sum of the lease fee, management fee and property fee charged by Party A to Party B under this Contract shall not be higher than the sum of the lease fee, management fee and property fee paid by Party A to Party B under this Contract. In case of any breach of the foregoing agreement, Party B has the right to request unilateral termination of this contract and request Party A to return the lease fee and property management fee already paid by Party B and not to pay any remaining lease fee and property management fee before the lease term expires. In addition, Party A shall compensate Party B for the lease fee and property management fee amounting to RMB 225,000 (in words: RMB Two hundred and twenty-five thousand only) for one quarter.

Article 5 Other Expenses

1 、In addition to the telephone and Internet charges used by Party B, Party B shall separately pay the water and electricity charges incurred in the office building to Party A within [7] working days upon receipt of the water and electricity bill provided by the property to Party A.

2. Under normal circumstances, Party A shall bear the routine maintenance of the office building. If the office building is damaged due to Party B’s improper use or the intentional or negligent behavior of its visitors, Party B shall be responsible for repairing the office building.

Article 6 Conditions for termination of the contract

Under any of the following circumstances, Party A has the right to terminate this contract:

1. Party B changes the use of the office building without the consent of Party A and the approval of the relevant department;

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2. Party B breaches this contract and is not responsible for maintenance, resulting in serious damage to the premises or equipment;

3. Party B renovates the office building without Party A’s written consent;

4. Party B sublets the office building to a third party without Party A’s written consent;

5. Party B conducts illegal activities in the office building.

Under any of the following circumstances, Party B has the right to terminate this contract:

1.PartyA delays delivery of the office building; Or shorten the time, for example, Party A delays delivery of the office building for more than 5 days

2. In breach of this contract, Party A shall not assume the responsibility for routine maintenance, so that Party B cannot continue to use the office building normally

3. Other circumstances as otherwise agreed herein.

Article 7 Expiration of the Lease

1. The lease term is one year. When the lease contract expires, Party A shall take Party B as the first person intending to renew the lease.

2. If Party B wishes to renew the lease, it shall submit such intention within 2 months prior to the expiration of the lease term. Upon consent of Party A, both parties shall negotiate and sign a lease contract separately. If Party B has no intention to renew the lease, Party B shall return the premises within 30 days from the expiration date of this contract.

Article 8 Liability for Breach of Contract

1. If Party A fails to maintain the office building on time or according to requirements and causes losses to Party B, it shall be liable for compensation.

2. If Party B breaches the contract by failing to operate the office building in a safe manner or sublets the office building to other parties without authorization, thereby causing damage to the office building, it shall be liable for damages.

Article 9 Ways to resolve contract disputes

Any dispute arising from the performance of this Contract shall be settled by both parties through friendly negotiation. If no settlement can be reached through negotiation, a lawsuit shall be filed with Yuhang District People’s Court of Hangzhou according to law.

Article 10 Validity of a contract

This contract shall come into force on the date of signature (seal) of Party A and Party B.

This contract shall be executed in duplicate, one copy for Party A and one copy for Party B.

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(There is no text on this page, it is the signing page of the “Housing Lease Contract”)

Party A (seal): /seal/ Alphacait (Hangzhou) Artificial Intelligence Biotechnology Co., LTD

Legal representative/agent (signature) :

Party B (Seal): /seal/ Jiale Technology Co., LTD

Legal representative/agent (signature) :

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